EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-34656) and Forms S-3 (33-104231, 333-110023,
333-112131) of EP MedSystems, Inc of our report dated March 17, 2003, relating to the December 31, 2002 financial statements, which appears in this Form 10-KSB.


/s/ PricewaterhouseCoopers LLP


Philadelphia, Pennsylvania
March 28, 2004